UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2024

NI Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North Fargo, North Dakota
(Address of principal executive offices)

58102
(Zip code)

(701) 298-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 25, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of NI Holdings, Inc. (the “Company”) determined, upon the recommendation of Company management, that the Company’s unaudited financial statements in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (“prior period financial statements”) and any earnings releases or other communications relating to this period should no longer be relied upon. Management and the Audit Committee have determined that the errors described below require a restatement of the prior period financial statements, which will be corrected by filing an amended Quarterly Report on Form 10-Q (the “Form 10-Q/A”) as soon as practicable subsequent to the filing of this Current Report on Form 8-K.

During the preparation of the Company’s consolidated financial statements as of and for the three- and nine-month periods ended September 30, 2024, the Company identified prior period accounting errors resulting from the incorrect accounting for, and presentation of, the previously announced sale of the Company’s subsidiary, Westminster American Insurance Company (“Westminster”). Subsequent to the June 30, 2024 date of sale, Westminster was no longer a member of the intercompany reinsurance pooling arrangement (the “pool”) that includes each of the Company’s insurance subsidiaries, the effects of which are eliminated during consolidation for current members. The Company failed to record approximately $3.4 million of receivables on Westminster’s closing balance sheet and the corresponding payable for Nodak Insurance Company (“Nodak”), a subsidiary of the Company, for amounts owed to Westminster related to the final settlement of the pool once Westminster was no longer a member. Failure to include this receivable in Westminster’s closing net assets and liabilities caused an approximately $3.4 million understatement of the loss on sale of discontinued operations, which also understated the Company’s total net loss by the same $3.4 million, or $0.17 and $0.16 per basic and diluted share for the three- and six-month periods ended June 30, 2024, respectively.

As a result of the errors described above, management is in the process of reevaluating the previous conclusions regarding the effectiveness of the Company’s disclosure controls and procedures as of June 30, 2024 and will provide any required modifications to these conclusions within the Form 10-Q/A.

The Audit Committee and management of the Company have discussed the matters disclosed in this Item 4.02(a) with Forvis Mazars, LLP, the Company’s independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: October 28, 2024	By:	/s/ Cindy L. Launer
Cindy L. Launer
Interim President and Chief Executive Officer